UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

SADOT GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39223	47-2555533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices, including zip code)

(832) 604-9568

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SDOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chagay Ravid.

Effective September 15, 2026, Chagay Ravid ceased serving as Chief Executive Officer and as Interim Chief Financial Officer of Sadot Group Inc. (the “Company”), and his designations as the Company’s principal executive officer, principal financial officer and principal accounting officer terminated. Mr. Ravid also resigned, effective the same date, from each other office he held with the Company and from each office and directorship he held with the Company’s subsidiaries.

Mr. Ravid’s transition was by mutual agreement with the Company and did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Ravid continues to serve as a member of the Company’s Board of Directors (the “Board”) and, effective September 15, 2026, was appointed Executive Director of the Company, an executive officer position reporting to the Chief Executive Officer. Mr. Ravid, age 65, has served as a director of the Company and served as Chief Executive Officer from May 28, 2025 and as Interim Chief Financial Officer from August 21, 2026, in each case until September 15, 2026. Information concerning Mr. Ravid’s compensatory arrangements is set forth under Item 5.02(e) below.

Appointment of Michael D. Murray as Chief Executive Officer and Chief Financial Officer.

On September 15, 2026, the Board appointed Michael D. Murray as Chief Executive Officer and Chief Financial Officer of the Company, effective September 15, 2026, and designated Mr. Murray as the Company’s principal executive officer, principal financial officer and principal accounting officer. Mr. Murray was not appointed to the Board.

Mr. Murray, age 57, has served as Chief Executive Officer of GBT Tokenize Corp. since June 2022. From November 2024 to February 2026, Mr. Murray served as Chief Executive Officer and principal financial officer of GBT Technologies Inc. From April 2015 to June 2022, Mr. Murray served in various executive and board positions with GBT Technologies Inc. and its predecessor, including as Chairman, Chief Executive Officer, President and a director. Mr. Murray has more than 25 years of professional experience in finance, mortgage banking, real estate brokerage, sales and development. He previously served as Chief Executive Officer of Home Plus Financial, Inc. and as President of Home Plus Construction, Inc., and has served as a consultant and managing broker since 2013. Mr. Murray holds a Master of Arts in Public Relations and a Bachelor of Arts in Political Science from California Baptist University, as well as associate degrees in Real Estate, Business, Social Science, and Arts and Humanities from Palomar College.

There is no family relationship between Mr. Murray and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Murray and any other person pursuant to which he was appointed as an officer of the Company. There are no transactions involving Mr. Murray that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Murray entered into an Employment Agreement (the “Murray Agreement”). The Murray Agreement provides for an annual base salary of $200,000; eligibility for an annual performance bonus based on objectives to be mutually agreed between Mr. Murray and the Board; and an award of restricted shares of the Company’s common stock having an aggregate grant date fair value of $100,000, to be granted under the Company’s 2026 Stock Incentive Plan in a number equal to $100,000 divided by the closing price of the Company’s common stock on Mr. Murray’s start date, vesting in four equal quarterly installments commencing October 1, 2026, subject to his continued employment through each vesting date. Mr. Murray is also entitled to participate in the Company’s employee benefit plans and to reimbursement of business expenses.

Either party may terminate the Murray Agreement upon thirty days’ prior written notice, and the Company may terminate Mr. Murray’s employment for Cause (as defined in the Murray Agreement) effective immediately. If the Company terminates Mr. Murray’s employment without Cause, or if Mr. Murray resigns for Good Reason (as defined in the Murray Agreement), and subject to his execution of a general release and continued compliance with the Murray Agreement, he is entitled to severance equal to twelve months of base salary, payable in installments over twelve months. Unvested restricted shares are forfeited upon termination of employment. The Murray Agreement also contains confidentiality, non-solicitation, non-competition and intellectual property assignment covenants, and provides that all compensation payable thereunder is subject to the Company’s compensation recovery policy adopted pursuant to Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rule 5608.

The foregoing description of the Murray Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Murray Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Ravid Employment Agreement.

On September 15, 2026, in connection with the transition described under Item 5.02(b) above, the Company and Mr. Ravid entered into Amendment No. 1 (the “Ravid Amendment”) to his Employment Agreement effective as of May 28, 2025 (the “Ravid Employment Agreement”). The Ravid Amendment provides that Mr. Ravid ceases serving as Chief Executive Officer and Interim Chief Financial Officer and is appointed Executive Director, and amends the Ravid Employment Agreement so that references to his service as Chief Executive Officer mean service as Executive Director.

The Ravid Amendment does not change Mr. Ravid’s compensation or benefits. He continues to receive an annual base salary of $200,000 and to be eligible for the benefits, expense reimbursement, performance bonus eligibility, severance rights and vacation entitlement provided under the Ravid Employment Agreement, and his outstanding restricted stock award continues to vest in accordance with its terms. The Ravid Amendment does not create any new equity grant and does not modify any outstanding equity award. The Ravid Amendment further provides that the change in Mr. Ravid’s title and duties does not constitute a termination of employment, a termination by the Company without Cause or a resignation by Mr. Ravid for Good Reason, and includes a waiver by Mr. Ravid of claims arising from the transition, transition and cooperation covenants, and confirmation that compensation paid to Mr. Ravid remains subject to the Company’s compensation recovery policy.

The foregoing description of the Ravid Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ravid Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s executive leadership transition and the satisfaction of the conditions to Mr. Murray’s commencement of employment. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 15, 2026, between Sadot Group Inc. and Michael D. Murray
10.2	Amendment No. 1 to Employment Agreement, dated September 15, 2026, between Sadot Group Inc. and Chagay Ravid
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADOT GROUP INC.

By:	/s/ Michael D. Murray
Name:	Michael D. Murray
Title:	Chief Executive Officer and Chief Financial Officer

Date: September 17, 2026